UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: January 8, 2008

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

On January 8, 2008, Coldwater Creek Inc. (the “Company”) implemented staff reductions affecting a total of 65 employees.  There were 51 positions eliminated in the Company’s Sandpoint offices, 6 positions in Coeur d’Alene, 2 positions in Seattle, 2 positions in New York and 4 in International and other locations.  The staff reductions are expected to result in annualized pre-tax savings of approximately $6.0 million for fiscal 2008.  There were no positions eliminated in the Company’s retail stores, distribution center or customer contact centers.  The staff reductions became effective immediately and all affected employees were provided with appropriate severance packages and outplacement services.

“Coldwater Creek is refining our focus as a brand.  The Company is evolving from one that has successfully focused on its service operations and channels of distribution to a brand that is more intensely focused on its products and customer experience.  The refinement to our strategy, combined with right sizing our resources will position us for sustained growth in the future,” said Daniel Griesemer, president and chief executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: January 8, 2008
/s/ Daniel Griesemer
Daniel Griesemer,
President and Chief Executive Officer